Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Mid-America Apartment Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	1,883,157		(1)			S-3	333-269880	February 19, 2021	$14,565.98

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							(1)

	Total Fee Offsets							(1)

	Net Fee Due							$0

(1)

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 1,883,157 unsold shares of common stock previously registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-269880) filed on February 19, 2021 (the “Prior Registration Statement”). Such unsold shares of common stock were previously registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-223281) filed on February 28, 2018. Such unsold shares of common stock were previously registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-202905) filed on March 20, 2015. Such unsold shares of common stock were originally registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-180257) filed on March 21, 2012, and, in connection with the original registration of such unsold shares of common stock on such Registration Statement, the Registrant paid a registration fee of $14,565.98, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.